                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No.
33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-66546, No. 33-30386,
No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No.
33-66546, No. 33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59987,
No. 333-12887, No. 333-34285, No. 333-62159, No. 333-57563, No. 333-74627) of
LSI Logic Corporation of our report dated January 22, 1998 appearing on page 36 of the Annual Report to Stockholders, which is incorporated in this Form 8-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May, 28 1999